UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2022 (January 6, 2022)

SINGULARITY FUTURE TECHNOLOGY LTD.

(Exact name of Registrant as specified in charter)

Virginia	001-34024	11-3588546
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

98 Cutter Mill Road, Suite 322

Great Neck New York 11021

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 888-1814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	SGLY	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to the Current Report on Form 8-K filed on January 6, 2022

On January 6, 2022, Singularity Future Technology Ltd. (formerly known as Sino-Global Shipping America, Ltd.) (the “Company”) entered into Warrant Purchase Agreements with certain warrant holders (the “Sellers”) pursuant to which the Company agreed to buy back an aggregate of 3,870,800 warrants (the “Warrants”) from the Sellers, and the Sellers agreed to sell the Warrants back to the Company. These Warrants were sold to these Sellers in three previous transactions that closed on February 11, 2021, February 10, 2021, and March 14, 2018. The purchase price for each Warrant is $2.00. Following announcement of the Warrant Purchase Agreement, on January 6, 2022 the Company agreed to repurchase an additional 103,200 shares from other Sellers on the same terms as the previously announced Warrant Purchase Agreements. The aggregate number of shares repurchased under the Warrant Purchase Agreements was 3,974,000.

On January 7, 2022, the Company wired the purchase price to each Seller. Each Seller has agreed to deliver the Warrant to the Company for cancellation as soon as practicable following the closing date, but in no event later than January 13, 2022. The Warrants are deemed cancelled upon the receipt by the Sellers of the purchase price.

The Company issued a press release announcing the completion of the repurchase of 3,974,000 shares.

New sales agreement

On January 10, 2022, the Company’s joint venture, Thor Miner Inc (“Thor”), entered into a Purchase and Sale Agreement with SOS Information Technology New York Inc. (the “Buyer”). Pursuant to the Purchase and Sale Agreement, Thor agreed to sell and the Buyer agreed to purchase certain cryptocurrency mining hardware and other equipment. The total amount of the Purchase and Sale Agreement is $200,000,000. Thor and the Buyer agreed that the Buyer shall make payment equal to 50% of the total purchase price within 5 days after the execution of the Purchase and Sale Agreement, and the remaining 50% for each order shall be paid at least seven (7) calendar days before the shipment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 11, 2022 announcing the completion of the repurchase of 3,974, 000 shares
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2022

Singularity Future Technology Ltd. (formerly known as Sino-Global Shipping America, Ltd.)

By:	/s/ Yang Jie
Name:	Yang Jie
Title:	Chief Executive Officer

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